Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Nos. 333-211791 and 333-211791-01) of Lloyds Banking Group plc of our report dated 10 March 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F. We also consent to the reference to us under the heading “Selected Consolidated Financial Data” in this Annual Report on Form 20-F.

PricewaterhouseCoopers LLP
London, United Kingdom
10 March 2017